UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2021

FREQUENCY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39062	47-2324450
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Hayden Avenue, Suite 300

Lexington, MA 02421

(Address of principal executive offices) (Zip Code)

(781) 315-4600

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	FREQ	The Nasdaq Stock Market LLC (The Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 10, 2021, Frequency Therapeutics, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Sales Agreement”) with Oppenheimer & Co. Inc. (the “Sales Agent”) to sell shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), with aggregate gross sales proceeds of up to $125.0 million, from time to time, through an “at the market” equity offering program under which the Sales Agent will act as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell the shares by methods deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, including sales made through The Nasdaq Global Select Market, on any other existing trading market for the Common Stock, to or through a market maker, or, if expressly authorized by the Company, in privately negotiated transactions. The Company will pay the Sales Agent a commission equal to 3.0% of the gross proceeds of any Common Stock sold through the Sales Agent under the Sales Agreement and has provided the Sales Agent with customary indemnification rights. The Sales Agreement may be terminated by the Company upon ten days’ prior notice to the Sales Agent or by the Sales Agent upon ten days’ prior notice to the Company, or at any time under certain circumstances, including but not limited to the occurrence of a material adverse change in the Company.

Any sales of shares under the Sales Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-250099), including the base prospectus contained therein, filed with the Securities and Exchange Commission (the “Commission”) on November 16, 2020 and declared effective by the Commission on November 24, 2020. The Company filed a prospectus supplement with the Commission on December 10, 2021 in connection with the offer and sale of the shares pursuant to the Sales Agreement.

The foregoing description of the material terms of the Sales Agreement is qualified in its entirety by reference to the full agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Latham & Watkins LLP, counsel to the Company, has issued an opinion to the Company, dated December 10, 2021, regarding the validity of the shares of Common Stock to be issued and sold pursuant to the Sales Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

1.1	Equity Distribution Agreement, dated as of December 10, 2021, between Frequency Therapeutics, Inc. and Oppenheimer & Co. Inc.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREQUENCY THERAPEUTICS, INC.

Date: December 10, 2021	By:	/s/ David L. Lucchino
	Name:	David L. Lucchino
	Title:	President and Chief Executive Officer